EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
June 26, 2008
To the Participants, Savings & Investment Plan Committee, and Investment Committee
Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by
Local 17 of the International Brotherhood of Electrical Workers
Detroit, Michigan
We consent to the incorporation, by reference in Registration Statement No. 333-00023 of DTE Energy Company on Form S-8, of our report dated June 26, 2008, with respect to the statements of net assets available for benefits of the Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers as of December 31, 2007 and 2006, and the related statement of changes in net assets available for benefits for the year ended December 31, 2007, which report appears in the December 31, 2007 Annual Report on Form 11-K of the Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers.
/s/ George Johnson & Company
CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan